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                                                            Exhibit 10.29

                              EMPLOYMENT AGREEMENT

            AGREEMENT entered into as of March 7, 1996 between HANOVER DIRECT, INC., a Delaware corporation (the "Company"), and Rakesh K. Kaul (the "Executive").

                                   WITNESSETH:

            WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and the Executive agree as follows:

            1. Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, as an employee "at will" for the period (the "Term") commencing on March 7, 1996 and ending on the first to occur of the following:

          (a) termination of the Executive's employment by the Company for cause. As used herein, "cause" shall mean (i) misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which the Executive has an interest that is adverse to the interest of the Company, other than a transaction disclosed to and approved by the Company, (iii) the Executive's willful and continuing neglect or refusal to perform his duties pursuant to this Agreement, (iv) the commission by the Executive of any material act of misconduct or dishonesty or any wrongful act which has a direct, substantial and adverse effect on the Company's business or reputation, or (v) conviction of a felony;

          (b) termination of the Executive's employment by the Company other than for "cause" as defined in clause (a). The Company shall be deemed to have constructively terminated the Executive's employment if the Executive terminates employment within 90 days following the occurrence of (i) a change in control (as hereinafter defined), (ii) the Company's filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code,
     (iii) a material diminution in the Executive's responsibilities, or (iv) a relocation of the Company's headquarters outside the New York metropolitan area without the Executive's prior written consent. As used herein, a "change in control" shall mean that individuals who constitute the Company's Board of Directors (the "Board") on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any director whose election or nomination for election by the Company's shareholders


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          was approved by a majority of the directors comprising the Incumbent
          Board shall be treated for purposes of this clause (b) as though he were a member of the Incumbent Board. A change in control shall also be deemed to occur in the event of a fundamental change in the nature of the Company's business resulting from a sale of a significant portion of the Company's assets or from some other capital transaction.

          (c) termination of the Executive's employment in circumstances not described in clauses (a) or (b), including but not limited to the Executive's retirement, resignation, death, or permanent disability.

            2. Duties. During the Term, the Executive shall serve as President and Chief Executive Officer of the Company. As such, he shall serve as a member of the Company's Board, and shall have the full authority customary to a Chief Executive Officer's office to manage the Company, subject to the policies and direction of the Board. The Executive shall devote his full working time and effort during the Term exclusively to the performance of his duties hereunder and to the furtherance of the best interests of the Company. During the Term, the Executive shall not undertake any business or professional activity except for the benefit of the Company or engage in any business or profession other than the rendition of management services for and on behalf of the Company and the performance of the other duties herein prescribed unless the Company shall consent thereto in advance in writing. Nothing in this Section 2 shall be interpreted as precluding the Executive from acting as a volunteer for, or serving on the boards of, non-profit corporations or trusts.

            3. Salary. As compensation for his services hereunder, the Company shall pay the Executive a base salary at the annual rate of $525,000, payable in accordance with the regular payroll procedures of the Company. Such base salary shall be subject to annual review, but shall not be decreased below $525,000.

            4. Short-Term Incentive Plan. During the Term, the Executive shall participate in the Short-Term Incentive Plan for Rakesh K. Kaul (the "Short-Term Plan"), attached hereto as Exhibit 1, subject to shareholder approval of such plan.

            5. Long-Term Incentive Plan. (a) During the Term, the Executive shall participate in the Long-Term Incentive Plan for Rakesh K. Kaul (the "Long-Term Plan"), attached hereto as Exhibit 2, subject to shareholder approval of such plan.

            (b) The Executive agrees that there will be no disposition of all or any part of shares of common stock of the Company ("Common Stock"), or of any interest or interests therein, unless and until such disposition has been registered under the Securities Act of 1933, as amended (the "Act"), or the Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition. The Executive agrees that unless such shares have been registered under the Act, the certificate or certificates to be issued representing shares of Common Stock acquired pursuant to this


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Section 5 will conspicuously bear a legend substantially as follows:

            The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated, or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to Hanover Direct, Inc. that registration is not required under said Act.

            (c) The Company shall grant the Executive "piggyback" rights and a demand registration right with respect to shares of Common Stock acquired pursuant to this Section 5, as set forth in a Registration Rights Agreement in substantially the form set forth in Exhibit 3.

            (d) It is agreed that except as otherwise set forth in this Section 5(d), the date on which an amount becomes payable on the Note referred to in
Section 5(a) of the LongTerm Plan as a result of an acceleration of such Note shall not be considered a "due date" for purposes of applying such Section 5(a), and the Executive shall be entitled to no bonus with respect to the amount of principal and/or interest payable as a result of such acceleration. Notwithstanding the preceding sentence, in the event of an acceleration of such Note as a result of the Company's termination of the Executive's employment under circumstances described in Section 1(b) hereof, the Executive shall be entitled to a bonus, payable on or before the accelerated due date of the Note, equal to the amount of any principal and/or interest then payable.

            (e) Within 30 days after each date as of which any stock option granted under the Long-Term Plan vests with respect to all or a portion of the shares of Common Stock covered by such option, the Company shall pay the Executive an additional cash amount equal to the number of shares of Common Stock with respect to which such option became vested on such vesting date multiplied by the excess of (i) the lesser of the option price of such option or the fair market value on such vesting date of a share of Common Stock, over (ii) $1.03. In the event that prior to such vesting an adjustment has been made to the option price of an option as a result of an event described in the first sentence of Section 6 of the Long-Term Plan, an appropriate adjustment shall be made to the dollar amounts in clauses (i) and (ii). Notwithstanding the foregoing, in the case of the NAR Options (as defined in the Long-Term Plan), such payment shall be made by NAR Group Limited rather than the Company. For purposes hereof, the fair market value of a share of Common Stock on a vesting date shall be the closing price on such date (or, if such date occurs on a weekend or holiday, the last business day preceding such date) of the Common Stock on the American Stock Exchange or, if no sale of Common Stock occurs on such date, the fair market value of the Common Stock as determined by the Company in good faith.


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            6. Benefit Plans. During the Term, the Executive (and, to the extent provided under the terms of such plans, members of his family) shall be eligible to participate in the Company's medical, dental, life insurance, and retirement plans offered to senior executives, subject to the terms of such plans as in effect from time to time.

            7. Relocation Expenses. (a) The Company shall reimburse the Executive for (i) all reasonable moving expenses relating to the relocation of the Executive and his family, including transportation and direct moving costs,
(ii) all reasonable costs incurred in connection with the search by him and his family for a new principal residence in the New York metropolitan area, (iii) all reasonable commuting and temporary housing costs incurred by the Executive until he is able to relocate his family at the end of the 1995-96 school year.

            (b) The Company shall reimburse the Executive for carrying costs, if any, incurred with respect to his current principal residence ("Current Residence") for the period commencing on the date the Executive's family relocates to the New York metropolitan area and ending on the date of closing of the sale of the Executive's Current Residence. For purposes of this Section 7(b), carrying costs shall mean property taxes, mortgage interest, and costs of insurance, maintenance, and utilities.

            (c) In the event that the Executive is unable to sell his Current Residence for a net amount, after selling expenses, at least equal to his cost basis therein, after making a good-faith effort to do so, the Company shall reimburse the Executive the difference between the net amount realized on such sale and such cost basis. Such payment shall be made within 10 days after the Executive provides the Company with written notice of such sale, together with certification of the net amount realized on such sale, and such additional information and backup documentation as the Company may reasonably request.

            (d) The Company shall pay the Executive a "gross-up" payment in the amount necessary to make him whole for the payment of any Federal and state income taxes on the amounts described in clauses (b) and (c) and on the gross-up payment. The payment to be made pursuant to this clause (d) shall be made on April 15, 1997.

            (e) The Executive represents that the amount of the mortgage on his Current Residence does not exceed $1.2 million and that his cost basis in his Current Residence is $1,897,912.52.

            (f) The Executive agrees to cooperate with the Company, and with any third-party relocation service designated by the Company, with respect to the sale of his Current Residence.

            8. Covenants of the Executive. (a) The Executive acknowledges that his employment by the Company will bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, key personnel,


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pricing policies, operational methods, and other business affairs, methods and information, including plans for future developments, not readily available to the public. The Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character; that the business of the Company is national in scope, that its services are marketed throughout the United States, and the Company competes with other organizations that are or could be located in nearly any part of the United States. In recognition of the foregoing, the Executive covenants and agrees that:

          (i) he will not knowingly divulge (other than in privileged communications with his counsel) any material confidential matters with respect to the Company which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company during his employment by the Company hereunder or following the expiration or termination of his employment with the Company for any reason;

          (ii) he will deliver promptly to the Company at the end of the Term, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the businesses of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company, and which he may then possess or have under his control;

          (iii) during the Term the Executive will not, unless the Board shall otherwise consent, alone or together with any other person, firm, partnership, corporation or other entity whatsoever (except any subsidiaries or affiliates of the Company), directly or indirectly, whether as an officer, director, shareholder, partner, proprietor, associate, employee, representative, public relations or advertising representative, management consultant or otherwise engage in, or become or be interested in or associated with any other person, corporation, firm, partnership or other entity whatsoever engaged in, any business which is competitive with any business conducted by the Company.

            (b) Notwithstanding the provisions of clause (iii) of Section 8(a), the Executive may own, as an inactive investor, securities of any corporation engaged in a competitive line of business whose equity securities are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, so long as his beneficial ownership in any one such corporation shall not in the aggregate constitute more than five percent of any class of equity securities of such corporation.

            (c) The Executive agrees that the remedy at law for any breach or threatened breach of any covenant contained in this Section 8 will be inadequate and that the Company, in addition to such other remedies as may be available to it, in law or in equity, shall be


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entitled to injunctive relief without bond or other security.

            9. Termination of Employment. In the event of a termination of the Executive's employment, he shall be entitled to compensation and benefits on and after the date of such termination only as provided in this Section 9 and in the Short-Term Plan and the Long-Term Plan.

            (a) In the event of a termination of Executive's employment under this Agreement under the circumstance described in Section 1(a), Executive's base salary described in Section 3, entitlement to the short-term bonus described in Section 4 (including any short-term bonus for the year preceding the year of termination to the extent not previously paid), and benefits described in Section 6 shall cease as of the date of termination.

            (b) In the event of a termination of the Executive's employment under this agreement pursuant to Section 1(b), as a severance benefit he shall be entitled for a 12-month period commencing on the date of such termination to
(i) a continuation of his base salary pursuant to Section 3 (at the rate in effect immediately prior to such termination), payable in monthly installments,
(ii) continued participation in the benefit plans outlined in Section 6 to the extent consistent with the terms of such plans, and (iii) a target bonus, payable in 12 equal annual installments, equal to 100% of his base salary (at the rate in effect immediately prior to such termination). In addition, the Executive shall be entitled to receive (i) to the extent not previously paid, the short-term bonus payable pursuant to the Short-Term Plan for the year preceding the year of termination, and (ii) for the year of termination a short-term bonus calculated pursuant to the Short-Term Plan as if the Company had met 100% of its target for such year, but pro-rated to reflect the portion of such year during which the Executive was employed.

            (c) In the event of a termination of the Executive's employment under this Agreement under a circumstance described in Section 1(c), the Executive's base salary described in Section 3 and benefits described in Section 6 shall cease as of the date of termination. The Executive (or, in the event of his death, his estate) shall be entitled to receive, to the extent not previously paid, the short-term bonus payable pursuant to Section 4 for the year preceding the year of termination, but shall not be entitled to any bonus for the year in which such termination occurs.

            10. Severability. If any term or provision of this Agreement shall be determined to be invalid or unenforceable to any extent or in any application, the remainder of this Agreement, and the remainder of such term or provision except to such extent or in such application, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent and in the broadest application permitted by law.

            11. Entire Agreement. This Agreement constitutes the entire
Agreement


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between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. No provision of this Agreement may be altered or waived except in a writing executed by both parties hereto.

            12. Binding Effect and Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of the Executive hereunder may not be assigned or alienated by the Executive.

            13. Expenses. All costs and expenses incurred in connection with this Agreement (other than those incurred in connection with the initial preparation and review of this Agreement, all of which shall be borne by the Company) shall be borne by the party incurring such costs and expenses. In the event that any party resorts to litigation to enforce its rights under this Agreement, the prevailing party shall be entitled to court costs and reasonable attorney's fees.

            14. Governing Law. This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of New York without giving effect to the conflict of law rules thereof.

            15. Counterparts. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by each of the parties.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                    ___________________
                                    Rakesh K. Kaul



                                    HANOVER DIRECT, INC.



                                    By: _______________


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Agreed re NAR Options under
Long-Term Incentive Plan:

NAR GROUP LIMITED



By: _____________


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